PRICING SUPPLEMENT NO. 108                                  Rule 424 (b)(3)
DATED: July 16, 1997                                      File No. 333-17985
(To Prospectus dated January 22, 1997
and Prospectus Supplement dated January 22, 1997)

                                 $5,434,620,162
                         THE BEAR STEARNS COMPANIES INC.
                           MEDIUM-TERM NOTES, SERIES B
             WITH MINIMUM MATURITY OF NINE MONTHS FROM DATE OF ISSUE


Principal Amount:                 Floating Rate Notes        Book Entry Notes
$5,000,000                        [_]                        [x]

Original Issue Date:              Fixed Rate Notes           Certificated Notes
7/21/97                           [x]                        [_]

Maturity Date: 7/21/98

Option to Extend Maturity:        No  [x]

                                  Yes [_]   Final Maturity Date:


                                                Optional         Optional
                          Redemption            Repayment        Repayment
Redeemable On             Price(s)              Date(s)          Price(s)
-------------             ----------            ---------        ---------

N/A                       N/A                   N/A              N/A


Applicable Only to Fixed Rate Notes:
-----------------------------------

Interest Rate:  5.98%

Interest Payment Date(s): *

Applicable Only to Floating Rate Notes:
--------------------------------------

Interest Rate Basis:                            Maximum Interest Rate:

[_]         Commercial Paper Rate               Minimum Interest Rate:

[_]         Federal Funds Rate                  Interest Reset Date(s):

[_]         Treasury Rate                       Interest Reset Period:

[_]         LIBOR Reuters                       Interest Payment Date(s):

[_]         LIBOR Telerate

[_]         Prime Rate

[_]         CMT Rate

Initial Interest Rate:                          Interest Payment Period:

Index Maturity:

Spread (plus or minus):
---------------------------
*    At maturity.

The distribution of Notes will conform to the requirements set forth in Rule 2720 of the NASD Conduct Rules.

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